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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of United States Cellular Corporation of our report dated February 2, 2004, except as to Note 20, as to which the date is February 18, 2004, except as to the Reclassification section of Note 1, as to which the date is March 9, 2004, and except as to the Restatement section of Note 1, as to which the date is May 7, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in United States Cellular Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 2, 2004, except as to Note 20, as to which the date is February 18, 2004, except as to the Reclassification section of Note 1, as to which the date is March 9, 2004, and except as to the Restatement section of Note 1, as to which the date is May 7, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
May 25, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM